August 23, 2012

Computer Sciences Corporation
3170 Fairview Park Drive
Falls Church, VA 22042

Ladies and Gentlemen:

     We have acted as special Nevada counsel to Computer Sciences Corporation, a Nevada corporation (the "Company"), in connection with the filing of the Company's Registration Statement on Form S-3, as filed under the Securities Act of 1933 (the "Securities Act") on the date hereof (the "Registration Statement") in order to effect the registration of securities that may be offered, issued and sold by the Company from time to time.

     The securities to be registered pursuant to the Registration Statement consist of (a) senior debt securities of the Company (the "Debt Securities"), (b) shares of common stock, par value $1.00 per share, of the Company ("Common Stock"), (c) shares of preferred stock, par value $1.00 per share, of the Company ("Preferred Stock"), which may be issued as part of a series established pursuant to a certificate of designation (a "Certificate of Designation") filed in the office of the Secretary of State of the State of Nevada in accordance with the applicable provisions of Chapter 78 of the Nevada Revised Statutes, and (d) warrants ("Warrants") to purchase Debt Securities, Common Stock or Preferred Stock, or any combination of the foregoing, which may be issued pursuant to one or more warrant agreements (each, a "Warrant Agreement") between the Company and one or more banks or trust companies, as warrant agent (each, a "Warrant Agent"). The Debt Securities, Common Stock, Preferred Stock and Warrants are collectively referred to here in as the "Securities." At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

     In connection with this letter, we have reviewed copies of the following documents:

     1. The Amended and Restated Articles of Incorporation of the Company filed with the Nevada Secretary of State on August 9, 2010 (the "Charter");

Computer Sciences Corporation
August 23, 2012

     2. Bylaws of the Company as amended and restated effective February 7, 2012, and as further amended effective August 7, 2012 (the "Bylaws");

     3. A Certificate of Good Standing for the Company issued by the Nevada Secretary of State on August 23, 2012;

     4. Resolutions of the Board of Directors of the Company adopted on August 7, 2012 and August 23, 2012, authorizing and empowering officers of the Company to prepare, execute and file the Registration Statement and pre- and post-effective amendments thereto, adopting and authorizing the execution and delivery of the Indenture, and matters related thereto;

     5. Form of Indenture between the Company and the Trustee; and

     6. Officer's Certificate of M. Louise Turilli, Senior Deputy General Counsel and Secretary of the Company, dated August 23, 2012, certifying copies of various documents and as to certain facts.

     We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the records, certificates and documents.

     In connection with the opinions expressed in this letter, we have assumed that:

     (a) prior to the time of the offer, sale or delivery of any Securities, the Registration Statement and any amendments thereto will have become effective under the Securities Act and such effectiveness shall not have been terminated, rescinded or suspended.

     (b) prior to, at or after the time of the offer, sale or delivery of any Securities, a prospectus supplement will, in accordance with the applicable requirements of the Securities Act and the rules and regulations thereunder, have been prepared and filed with the Commission describing the Securities offered thereby;

     (c) no Debt Securities or Warrants will include any provision that is unenforceable;

     (d) in the case of shares of Common Stock or Preferred Stock or Securities which provide for the issuance of such shares upon conversion, exchange, redemption or exercise, at the time of the issuance thereof, there will be a sufficient number of shares of Common Stock or Preferred Stock authorized under the Charter and not otherwise issued or reserved for issuance, and the purchase price for such shares payable to the Company or, if such share are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise, will not be less than the par value of such shares;

Computer Sciences Corporation
August 23, 2012

     (e) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being issued by the Company will have been duly authorized by the Company and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

     (f) neither the terms of the Securities to be established after the date hereof or of any agreement or instrument to be entered into or filed by the Company in connection with such Securities (including, but not limited to, any supplemental indenture relating to any series of Debt Securities, any Certificate of Designation or any Warrant Agreement) nor the performance by the Company of its obligations in respect of any such Securities or under any such agreement or instrument will violate any applicable law or public policy or result in a breach or violation of any provision of agreement or instrument binding upon the Company or of any restriction imposed by any court or government body having jurisdiction over the Company;

     (g) in the case of Debt Securities of any series issuable under the Indenture:

     (i) an indenture substantially in the form of the Indenture will have been duly authorized, executed and delivered by the Company and the Trustee;

     (ii) in accordance with the terms of the Indenture, the board will have taken all necessary corporate action to designate and establish the terms of such series of Debt Securities;

     (iii) the Indenture and the Trustee will have become qualified under the Trust Indenture Act of 1939, as amended; and

     (iv) forms of Debt Securities complying with the terms of the Indenture and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture;

     (h) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner consistent with the plan of distribution set forth in the Registration Statement and the applicable prospectus supplement; and

     (i) there shall not have occurred any change in law affecting the validity or enforceability of any Securities.

Computer Sciences Corporation
August 23, 2012

     Based on the foregoing and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that, under Nevada law:

     1. To the extent Nevada law governs such issues, when:

     (a) the Indenture and any supplemental indenture to be entered into in connection with a particular series of Debt Securities has been duly authorized and validly executed and delivered by the Company and the Trustee,

     (b) the specific terms of the Debt Securities and the issuance and sale thereof have been duly authorized by the Board of Directors of the Company or, to the extent permitted by Chapter 78 of the Nevada Revised Statutes and the Charter and the Bylaws, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the "Board"), and

     (c) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the Indenture, any supplemental indenture relating to such Debt Securities and any purchases, underwriting, distribution or other agreement entered into in connection with the offering or sale of Such Debt Securities against payment therefor, such Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     2. When:

     (a) the issuance and sale of any shares of Common Stock have been duly authorized by the Board,

     (b) certificates evidencing such shares have been duly executed, countersigned and registered by the Company or its transfer agent, as applicable, and

     (c) such shares have been duly issued in accordance with any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such shares against payment therefor, such shares of Common Stock will have been duly authorized by all necessary corporation action on the part of the Company and will be validly issued, fully paid and nonassessable.

Computer Sciences Corporation
August 23, 2012

     3. When:

     (a) the specific terms of a particular series of Preferred Stock and the issuance and sale of shares of such series have been duly authorized by the Board, including through approval by the Board of the Certificate of Designation relating to such series,

     (b) the Certificate of Designation for such series has been filed in the office of the Nevada Secretary of State,

     (c) certificates evidencing such shares have been duly executed, countersigned and registered by the Company or its transfer agent, as applicable, and

     (d) such shares have been duly issued in accordance with the Certificate of Designation and any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such shares against payment therefor, such shares of Preferred Stock will have been duly authorized by all necessary corporation action on the part of the Company and will be validly issued, fully paid and nonassessable.

     4. To the extent Nevada law is applicable, when:

     (a) the Warrant Agreement to be entered into in connection with any particular Warrants has been duly authorized and validly executed and delivered by the Company and the Warrant Agent,

     (b) the specific terms of such Warrants and the issuance and sale thereof have been duly authorized by the Board, and

     (c) such Warrants have been duly executed, issued and delivered in accordance with the Warrant Agreement and any purchase, underwriting, distribution or other agreement entered into in connection with the offering or sale of such Warrants against payment therefor, such Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     Our opinions set forth in paragraphs 1 and 4 are subject to (a) the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; and (b) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law.

Computer Sciences Corporation
August 23, 2012

     We offer no advice and express no opinion as to any provision contained in or otherwise made a part of the Securities described herein (i) providing for rights of indemnity or contribution, (ii) purporting to waive (or having the effect of waiving) any rights under the Constitution or laws of the United States of America or any state, (iii) providing for, or having the effect of, releasing any person prospectively from liability for its own wrongful or negligent acts, or breach of such documents and instruments, (iv) specifying the jurisdiction the laws of which shall be applicable thereto or specifying or limiting the jurisdictions before the courts of which cases relating to the Securities may be brought, (v) restricting access to legal or equitable remedies, (vi) providing that the failure to exercise any right, remedy or option under the Securities shall not operate as a waiver thereof, (vii) to the effect that amendments, waivers and modifications to the Securities may only be made in writing, (viii) purporting to establish any evidentiary standard, (ix) granting any power of attorney, (x) purporting to waive or otherwise affect any right to receive notice, or (xi) purporting to restrict competition. We offer no opinion as to any security into which any Debt Securities may be convertible.

     The foregoing opinion is limited to the matters expressly set forth herein and no opinion may be implied or inferred beyond the matters expressly stated. We disclaim any obligation to update this letter for events occurring after the date of this letter, or as a result of knowledge acquired by us after that date, including changes in any of the statutory or decisional law after the date of this letter. We are members of the bar of the State of Nevada. We express no opinion as to the effect and application of any United States federal law, rule or regulation or any federal or state securities laws of any state, including the State of Nevada. We are not opining on, and assume no responsibility as to, the applicability to or the effect on any of the matters covered herein of the laws of any jurisdiction other than the laws of Nevada as presently in effect.

     We hereby consent:

     1. To being named in the Registration Statement and in any amendments thereto as counsel for the Company;

     2. To the statements with reference to our firm made in the Registration Statement of the Company on Form S-3; and

     3. To the filing of this opinion as an exhibit to the Registration Statement.

Computer Sciences Corporation
August 23, 2012

     In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder. The law firm of Baker Botts LLP may rely on this opinion in connection with the opinion to be rendered by them in connection with the Registration Statement.

Sincerely yours,

WOODBURN AND WEDGE

By:	/s/	John P. Fowler
John P. Fowler

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